Exhibit 99.1

FOR IMMEDIATE RELEASE

September 18, 2024

Scilex Holding Company Announces the Continuing Support from Endeavor Distribution LLC in the Multi-Year Agreement for Scilex’s Commercial Products and the Satisfaction of FSF 33433 LLC $10 Million Loan

PALO ALTO, California. September 18, 2024 /Newswire/ -- Scilex Holding Company (Nasdaq: SCLX, “Scilex” or “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, today announced the continuing support from Endeavor Distribution LLC (“Endeavor”) on Scilex’s commercial products and the satisfaction of the FSF 33433 LLC $10 million loan under the Commitment Side Letter dated June 11, 2024 (the “Commitment Side Letter”).

As previously announced by Scilex, FSF provided Scilex a non-refundable deposit in the aggregate amount of $10 million (the “FSF Deposit”) pursuant to the Commitment Side Letter. On September 17, 2024, FSF, Endeavor and Scilex entered into an agreement, pursuant to which the remaining obligations in respect of the FSF Deposit shall be satisfied in full, and the Commitment Side Letter terminated, by Scilex’s delivery of certain amounts of ZTlido product.

Scilex and Endeavor entered into a multi-year distribution agreement in June 2024, and since then, Scilex has shipped $14 million of commercial products to Endeavor, with another pending order of $10 million to be shipped in the fourth quarter of 2024. With the ongoing support from Endeavor, Scilex’s products will be distributed to a wide range of healthcare services outlets across the United States, including many locations not previously accessible to Scilex. Scilex expects to initially target the utilization of ZTlido® to thousands of pharmacies and extended care outlets nationally, which would be prioritized based upon growing need for non-opioid products.

“I am very excited that this agreement with one of the premier healthcare and distribution services providers in the U.S. will expand access to ZTlido®, ELYXYB®, and GLOPERBA® for thousands of patients suffering from acute and chronic pain. This partnership strengthens the progress we’ve achieved with key customers and point of care facilities over the past few months,” says Scilex’s Chief Executive Officer, Jaisim Shah, “Scilex remains committed to our goal of ensuring broad access to ZTlido® and our other important non-opioid products.”

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, refer to www.semnurpharma.com

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For more information on Scilex Holding Company Sustainability Report, refer to www.scilexholding.com/investors/sustainability

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on GLOPERBA®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) GLOPERBA®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM” or “SP-102”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of chronic neck pain and for which Scilex has recently completed a Phase 2 trial in low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022.

Scilex Holding Company is headquartered in Palo Alto, California.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its

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subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward‑looking statements include statements regarding Scilex’s target utilization of ZTlido®, Scilex’s long-term objectives and commercialization plans, future opportunities for Scilex, Scilex’s future business strategies and Scilex’s current and prospective product candidates.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks associated with the unpredictability of trading markets; general economic, political and business conditions; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks described in Scilex’s most recent periodic reports filed with the Securities and Exchange Commission, including Scilex’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media
Scilex Holding Company
960 San Antonio Road
Palo Alto, CA 94303
Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

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# # #

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

GLOPERBA® is the subject of an exclusive, transferable license to Scilex Holding Company to use the registered trademark.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2024 Scilex Holding Company All Rights Reserved.

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